Exhibit 15

May13, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2008 on our review of interim financial information of Southern Copper Corporation for the three month periods ended March 31, 2008 and March 31, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on S-8 dated May 13, 2008.

Very truly yours,

PricewaterhouseCoopers, S.C.